UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 13, 2014

Affinity Gaming
(Exact name of registrant as specified in its charter)

Nevada	000-54085	02-0815199
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3755 Breakthrough Way Suite 300 Las Vegas, NV	89135	(702) 341-2400
(Address of principal executive offices)	(Zip Code)	(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 13, 2014, Affinity Gaming (“Affinity,” “we” or “our”) entered into Amendment No. 1 (the “Amendment”) to the Rights Agreement (the “Rights Agreement”), dated as of December 21, 2012, with American Stock Transfer & Trust Company, LLC, as rights agent.

The Amendment accelerated the expiration of our preferred share purchase rights (the “Rights”) from December 21, 2015 to August 14, 2014, and had the effect of terminating the Rights Agreement on that date. At the time of the termination of the Rights Agreement, all of the Rights distributed to holders of our common stock pursuant to the Rights Agreement expired.

We have included the foregoing summary description of the Amendment to provide investors and security holders with information regarding its terms, and it is qualified in its entirety by reference to the full text of the Amendment, which we have attached as Exhibit 4.1 and incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

The disclosures under Item 1.01 of this report are also responsive to Item 1.02 of this report and are incorporated by reference into this Item 1.02.

Item 3.03	Material Modification to Rights of Security Holders.

The disclosures under Item 1.01 of this report are also responsive to Item 3.03 of this report and are incorporated by reference into this Item 3.03.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the adoption of the Rights Agreement, on December 21, 2012, we filed a Certificate of Designation of Rights with the Secretary of State of the State of Nevada setting forth the rights, powers and preferences of the Series A Preferred Stock issuable upon exercise of the Rights (the “Preferred Shares”).

In connection with the amendment of the Rights Agreement, on August 15, 2014, we filed a Certificate of Withdrawal (the “Certificate of Withdrawal”) with the Secretary of State of the State of Nevada eliminating the Preferred Shares and returning them to authorized but unissued shares of our preferred stock.

We have included the foregoing summary description of the Certificate of Withdrawal to provide investors and security holders with information regarding its terms, and it is qualified in its entirety by reference to the full text of the Certificate of Withdrawal, which we have attached as Exhibit 3.1 and incorporated herein by reference.

Forward-Looking Statements

Any statements made in this Current Report on Form 8-K that are not statements of historical fact, including statements about our beliefs and expectations, are forward-looking statements within the meaning of the federal securities laws, and should be evaluated as such. Forward-looking statements include information concerning possible or assumed future results of operations, including descriptions of our business plan and strategies. Such statements often include words such as “anticipate,” “expect,” “suggests,” “plan,” “believe,” “intend,” “estimates,” “targets,” “projects,” “should,” “could,” “would,” “may,” “will,” “forecast,” “seek” and other similar expressions. We base such forward-looking statements or projections on our current expectations, plans and assumptions that we have made in light of our experience in the industry, as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances and at such time. Such statements are not guarantees of performance or results. The forward-looking statements and projections are subject to and involve risks, uncertainties and assumptions, and you should not place undue reliance on such forward-looking statements or projections. Although we believe that these forward-looking statements and projections are based on reasonable assumptions at the time we make them, you should be aware that many factors could affect our actual financial results or results of operations and could cause actual results to differ materially from those expressed in the forward-looking statements and projections.

Item 9.01(d) Exhibits.

See the Exhibit Index set forth below for a list of exhibits included with this Current Report on Form 8-K.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, we have duly caused this report to be signed on our behalf by the undersigned hereunto duly authorized.

Affinity Gaming

Date:	August 15, 2014	By:	/s/ Donna Lehmann
		Name:	Donna Lehmann
		Title:	Senior Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description
3.1	Certificate of Withdrawal of Series A Preferred Stock of Affinity Gaming
4.1	Amendment No. 1 to Rights Agreement by and between Affinity Gaming and American Stock Transfer & Trust Company, LLC, dated as of August 13, 2014